Exhibit 99.1

Atlantic Power Corporation Comments on Clinton Group Letter

BOSTON, MASSACHUSETTS, October 21, 2014 /PRNewswire/ — Atlantic Power Corporation (NYSE:  AT) (TSX:  ATP) (“Atlantic Power” or the “Company”) previously disclosed on September 16, 2014 that the Company’s Board of Directors, with the assistance of its financial advisors, Goldman, Sachs & Co. and Greenhill & Co., LLC, conducted a thorough review of the options available to the Company with respect to a possible sale or merger and concluded that a sale or merger of the Company was not in the best interests of the Company or its stakeholders at that time.

On October 16, 2014, Clinton Group Inc. (“Clinton Group”) delivered a letter to the Company’s Board of Directors urging the Company to reinstate the strategic review process based upon Clinton Group’s belief that the strategic review process (which concluded in September, as noted above) yielded offers for the Company at or above $4.00 per share and a transaction may still be consummated at a price above $4.00 per share.  Clinton Group’s speculation about the Company’s sale or merger process is not consistent with the actual results of that process.

The Company is committed to having an open and constructive dialogue with its security holders, and regularly communicates with significant stakeholders either proactively or in response to enquiries.  Consistent with that approach, on October 17, 2014 the Company spoke with representatives of Clinton Group.  In order to dispel Clinton Group’s misconceptions about the results of the sale or merger process, the Company offered to share certain information from the sale process, provided that Clinton Group agreed to be bound by confidentiality obligations with respect to such information.  Clinton Group declined the Company’s request to be bound by confidentiality obligations.

In light of the letter and enquiries from investors, the Company wishes to provide the following additional detail to all shareholders concerning the process.  The Company did not receive any offers that the Company’s Board of Directors believed could be consummated at or above the closing share price of $3.04 on May 1, 2014, being the day prior to press rumors concerning a possible sale or merger of the Company.

As such, the Company’s Board of Directors reaffirms that, at the present time, the interests of the Company and its stakeholders are best served by continuing to operate as an independent company and executing the Company’s business plan, including the objectives of enhancing the value of its existing assets through optimization investments and commercial activities, delevering its balance sheet to improve both its cost of capital and ability to compete for new investments, and utilizing the Company’s core competencies to create proprietary investment opportunities.  In addition, the Company will continue to assess other potential options, including asset sales or the contribution of assets to a joint venture in order to raise additional capital for growth and/or debt reduction.

About Atlantic Power

Atlantic Power owns and operates a diverse fleet of power generation assets in the United States and Canada.  Atlantic Power’s power generation projects sell electricity to utilities and other large commercial customers largely under long-term power purchase agreements, which seek to minimize exposure to changes in commodity prices.  Its power generation projects in operation have an aggregate gross electric generation capacity of approximately 2,945 MW in which its aggregate ownership interest is approximately 2,024 MW.  Its current portfolio consists of interests in twenty-eight operational power generation projects across eleven states in the United States and two provinces in Canada.

Atlantic Power trades on the New York Stock Exchange under the symbol AT and on the Toronto Stock Exchange under the symbol ATP.  For more information, please visit the Company’s website at www.atlanticpower.com or contact:

Atlantic Power Corporation Amanda Wagemaker, Investor Relations (617) 977-2700, info@atlanticpower.com

Copies of financial data and other publicly filed documents are filed on SEDAR at www.sedar.com or on EDGAR at www.sec.gov/edgar.shtml under “Atlantic Power” or on Atlantic Power’s website.

Cautionary Note Regarding Forward-Looking Statements

To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and under Canadian securities law (collectively, “forward-looking statements”).

Certain statements in this news release may constitute “forward-looking statements”, which reflect the expectations of management regarding the future growth, results of operations, performance and business prospects and opportunities of the Company and its projects.  These statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “project,” “continue,” “believe,” “intend,” “anticipate”, “expect” or similar expressions that are predictions of or indicate future events or trends and which do not relate solely to present or historical matters.  Examples of such statements in this press release include, but are not limited, to statements with respect to:

•  the Company’s ability to execute its business plan, including the objectives of enhancing the value of its existing assets through optimization investments and commercial activities, delevering its balance sheet to improve both its cost of capital and ability to compete for new investments, and utilizing the Company’s core competencies to create proprietary investment opportunities; and

•  the Company continuing to assess other potential options, including asset sales or the contribution of assets to a joint venture in order to raise additional capital for growth and/or debt reduction.

Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not or the times at or by which such performance or results will be achieved.  Please refer to the factors discussed under “Risk Factors” and “Forward-Looking Information” in the Company’s periodic reports as filed with the Securities and Exchange Commission from time to time for a detailed discussion of the risks and uncertainties affecting the Company, including, without limitation, the Company’s ability to evaluate and/or implement potential options, including asset sales or joint ventures to raise additional capital for growth and/or potential debt reduction, and the impact any such potential options may have on the Company or the Company’s stock price.  Although the forward-looking statements contained in this news release are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material.  These forward-looking statements are made as of the date of this news release and, except as expressly required by applicable law, the Company assumes no obligation to update or revise them to reflect new events or circumstances.